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                                CO-COUNSEL, INC.

        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON FRIDAY, AUGUST 9, 1996. The undersigned hereby constitutes, appoints and authorizes Lisa Moore Turano, Joseph A. Turano, III and William Lerner, and each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, to represent and to vote all shares of Common Stock of Co-Counsel, Inc. held of record by the undersigned on July 8, 1996 at the Special Meeting of Shareholders to be held at 10:00 a.m. on Friday, August 9, 1996, at the offices of Sanders Morris Mundy Inc., 3100 Texas Commerce Tower, Houston, Texas 77002, and at any adjournment(s) thereof, in accordance with the instructions noted below, and with discretionary authority with respect to such other matters, not known or determined at the time of solicitation of this Proxy, as may properly come before said meeting or any adjournment(s) thereof. Receipt of notice of the meeting and Proxy Statement dated July 11, 1996 is hereby acknowledged.

        WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR PROPOSAL NO. 1.

     1. To consider and vote upon a proposal to approve a Plan of Merger pursuant to an Agreement and Plan of Merger, dated May 28, 1996 (the "Merger Agreement"), by and among Olsten Corporation, a Delaware corporation ("Olsten"), Lawyers Acquisition Corp., a Texas corporation which is a wholly-owned subsidiary of Olsten ("Merger Sub") and Co-Counsel, pursuant to which: (a) Merger Sub will merge with and into Co-Counsel and Co-Counsel will be the surviving corporation and a wholly-owned subsidiary of Olsten (the "Merger"), (b) each share of Co-Counsel Common Stock, par value $.01 per share ("Co-Counsel Common Stock"), issued and outstanding immediately prior to the effective time of the Merger shall be converted into the right to receive that number (the "Conversion Number") of shares of Olsten's Class B Common Stock, par value $.10 per share ("Class B Stock"), equal to the quotient obtained by dividing (x) 420,000 by (y) the sum of (A) the number of shares of Co-Counsel Common Stock outstanding immediately prior to the effective time of the Merger (the "Effective Time") (including those shares of Co-Counsel Common Stock which are then outstanding and which are or were issued to the public as part of units (the "Units") which consist of one warrant to purchase Co-Counsel Common Stock at an exercise price of $3.75 per share (each, a "Co-Counsel Warrant") and one share of Co-Counsel Common Stock, but excluding shares of Co-Counsel Common Stock issuable as part of any Units acquired upon exercise of certain non-redeemable warrants to acquire 125,000 Units at an exercise price of $3.90 per Unit issued to certain parties in connection with Co-Counsel's initial public offering (the "Representatives'
                 (Continued, and to be signed on reverse side.)

     Warrants")) and (B) the number of shares of Co-Counsel Common Stock issuable upon exercise in full of all options and other rights to purchase or otherwise acquire Co-Counsel Common Stock (other than the Co-Counsel Warrants and the Representatives' Warrants), whether or not vested, which are outstanding immediately prior to the Effective Time, and (c) all outstanding options and warrants to acquire Co-Counsel securities will be assumed by Olsten and converted into rights to acquire Class B Stock.

     / / FOR                    / / AGAINST                    / / ABSTAIN

     2. To transact such other business as may properly come before the Special Meeting or any adjournments thereof.

        IMPORTANT: PLEASE SIGN EXACTLY AS NAME APPEARS BELOW. EACH JOINT OWNER SHALL SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC. SHOULD GIVE FULL TITLE AS SUCH. IF SIGNOR IS A CORPORATION, PLEASE GIVE FULL CORPORATE NAME BY DULY AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

                                            Dated: , 1996

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                                                       SIGNATURE

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                                               SIGNATURE IF HELD JOINTLY

                                            THE ABOVE-SIGNED ACKNOWLEDGES
                                            RECEIPT OF THE NOTICE OF
                                            SPECIAL MEETING OF SHAREHOLDERS
                                            AND THE PROXY STATEMENT AND
                                            PROSPECTUS FURNISHED THEREWITH.

                                            PLEASE SIGN, DATE AND RETURN
                                            THIS PROXY CARD PROMPTLY USING
                                            THE ENCLOSED ENVELOPE.